RESTATED ARTICLES OF INCORPORATION

                                       OF

                          GEORGIA-PACIFIC CORPORATION
                      PURSUANT TO SECTION 14-2-1007 OF THE
                       GEORGIA BUSINESS CORPORATION CODE

                                       I.

  The name of the Corporation is:

                        "GEORGIA-PACIFIC CORPORATION."


                                      II.

  These Restated Articles of Incorporation were approved by the Board of Directors of the Corporation at a special meeting on September 17, 1997. These Restated Articles of Incorporation contain amendments requiring shareholder approval, which amendments were duly approved at a special meeting of the shareholders of the Corporation on December 16, 1997 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code. These Restated Articles of Incorporation restate all the provisions of the prior Restated Articles of Incorporation of the Corporation dated October 30, 1989 so that, as amended and restated, these Restated Articles of Incorporation read as follows:

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          GEORGIA-PACIFIC CORPORATION


                                   ARTICLE I.

  The name of the Corporation is:

                        "GEORGIA-PACIFIC CORPORATION."


                                  ARTICLE II.

  The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.


                                  ARTICLE III.

  The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 685,000,000 shares of which 400,000,000 shares shall be shares of a class of common stock designated as "Common Stock" having a par value of $.80 per share (the "Existing Common Stock"), 250,000,000 shares shall be shares of a class of common stock designated as "Georgia-Pacific Corporation-Timber Group Common Stock," having a par value of $.80 per share (the "Timber Stock), 10,000,000 shares shall be shares of a class of preferred stock, without par value per share (the "Preferred Stock"), and 25,000,000 shares shall be shares of a class of junior preferred stock, without par value per share (the "Junior Preferred Stock"). As of the effective date of the Articles, and without any further action on the part of the Corporation or its shareholders, each share of the Existing Common Stock then authorized shall automatically be redesignated and changed into one fully paid and nonassessable share of "Georgia-Pacific Corporation-Georgia-Pacific Group
Common Stock", having a par value of $.80 per share (the "Georgia-Pacific
Group Stock", and together with the Timber Stock, the "Common Stock").
Reference to the Articles or these Articles of Incorporation shall refer to these Restated Articles of Incorporation as the same may be amended from time to time. Certain capitalized terms used in Articles IV and V shall have the meanings set forth in Section F. of Article V.

  The authorized but unissued shares of Preferred Stock, Junior Preferred Stock and Common Stock shall be available for issue and sale at any time and from time to time, either in whole or in part, and upon such terms and conditions and, in the case of the Preferred Stock and Junior Preferred Stock, for such consideration, not less than the par value thereof, if any, as may be provided by the Board of Directors of the Corporation.


                                  ARTICLE IV.

  The following is a description of the terms, provisions, preferences, rights, voting powers, restrictions and qualifications of the Preferred Stock:

     A. Dividends on the Preferred Stock shall be cumulative.

     B. At any time after full cumulative dividends for all previous dividend periods shall have been paid on the Preferred Stock and each other class of stock (if any) ranking prior to or on a parity with the Preferred Stock as to dividends, and after declaring and setting aside a sum sufficient for the payment in full of the quarterly dividends on the Preferred Stock and each such other class of stock for the then current dividend period, then, but not prior thereto, out of any funds of the Corporation lawfully available therefor, dividends may be declared on the class or classes of stock junior to the Preferred Stock as to dividends, subject to the respective terms and provisions (if any) applying thereto. If at any time the Corporation shall fail to pay full cumulative dividends on any shares of the Preferred Stock, thereafter until such dividends shall have been paid or declared and set apart for payment, the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of any class of stock then outstanding and ranking on a parity with or junior to the Preferred Stock.

     C. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts, preferred stock senior to the Preferred Stock and other liabilities of the Corporation and before any distribution to the holders of the Common Stock, the Junior Preferred Stock or any other subordinate preferred stock, the holders of each series of the Preferred Stock shall be entitled to receive out of the net assets of the Corporation an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in the resolution providing for the issuance of the particular series of Preferred Stock, plus all dividends accumulated and unpaid on each such share of Preferred Stock up to the date fixed for distribution, and no more. If the above-stated amount payable in such event to the holders of the Preferred Stock cannot be paid in full, the holders of the shares of Preferred Stock shall share ratably in any distribution of assets in proportion to the sums which would have been paid to them upon such distribution if all sums payable were paid and discharged in full. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

     D. The Preferred Stock shall rank prior to the Common Stock and the Junior Preferred Stock both as to dividends and assets, and any class or classes of stock shall be deemed to rank (i) prior to the Preferred Stock either as to dividends or assets if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Preferred Stock; (ii) on a parity with the Preferred Stock either as to dividends or assets, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the Preferred Stock; and (iii) junior to the Preferred Stock either as to dividends or assets, if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

     E. All shares of Preferred Stock shall be identical except that the Board of Directors of the Corporation is hereby expressly authorized and empowered to divide the class of Preferred Stock into one or more series, and, prior to the issuance of any of such shares in any particular series, to fix and determine, in the manner provided by law, the number of shares to constitute such series as well as the provisions of such series described in clauses (a) through (h) below, and, after a series has been established hereunder by the Board of Directors and unless otherwise specifically provided in the original resolution establishing such series, to increase or decrease at any time and from time to time, in the manner provided by law, the number of shares included in such series (but not below the number of shares thereof then issued) by subsequent resolutions adopted by the Board of Directors (provided, however, that the Board of Directors shall not be authorized to increase or decrease the number of shares included in the Series A Adjustable Rate Convertible Preferred Stock, in the Series B Adjustable Rate Convertible Preferred Stock or in the Series B Adjustable Rate Convertible Preferred Stock (2nd Issue)):

        (a) The distinctive designation of such series;

        (b) The rate of dividends, the times of payment and date from which the dividends shall be accumulated;
        (c) Whether shares can be redeemed and, if so, the redemption price and terms and conditions of redemption;

        (d) The amount payable upon shares in the event of voluntary or involuntary liquidation;

        (e) Purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares;

        (f) The terms and conditions, if any, on which shares may be converted;

        (g) Whether or not shares have voting rights, and the extent of any such voting rights (including, without limitation, the right to elect directors); and

        (h) Any other preferences, rights, restrictions and qualifications of shares of such class or series permitted by law and these Articles of Incorporation.

     F. Each share of Preferred Stock within an individual series shall be identical in all respects with the other shares of such series, except for such changes in dates from which dividends shall first accrue and other details which because of the passage of time are required to be made in order for the substantive rights of the holders of the shares of such series to be identical.

  The following is a description of the terms, provisions, preferences, rights, voting powers, restrictions and qualifications of the Junior Preferred Stock:

     A. Dividends on the Junior Preferred Stock shall be cumulative.

     B. At any time after full cumulative dividends for all previous dividend periods shall have been paid on the Junior Preferred Stock and each other class of stock ranking prior to or on a parity with the Junior Preferred Stock as to dividends, and after declaring and setting aside a sum sufficient for the payment in full of the quarterly dividends on the Junior Preferred Stock and each such other class of stock for the then current dividend period, then, but not prior thereto, out of any funds of the Corporation lawfully available therefor, dividends may be declared on the class or classes of stock junior to the Junior Preferred Stock as to dividends, subject to the respective terms and provisions (if any) applying thereto. If at any time the Corporation shall fail to pay full cumulative dividends on any shares of the Junior Preferred Stock, thereafter until such dividends shall have been paid or declared and set apart for payment, the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of any class of stock then outstanding and ranking on a parity with or junior to the Junior Preferred Stock.

     C. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts, the Preferred Stock, any other preferred stock senior to the Junior Preferred Stock and other liabilities of the Corporation and before any distribution to the holders of the Common Stock or any subordinate preferred stock, the holders of each series of the Junior Preferred Stock shall be entitled to receive out of the net assets of the Corporation an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in the resolution providing for the issuance of the particular series of Junior Preferred Stock, plus all dividends accumulated and unpaid on each such share of Junior Preferred Stock up to the date fixed for distribution, and no more. If the above-stated amount payable in such event to the holders of the Junior Preferred Stock cannot be paid in full, the holders of the shares of Junior Preferred Stock shall share ratably in any distribution of assets in proportion to the sums which would have been paid to them upon such distribution if all sums payable were paid and discharged in full. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

     D. The Junior Preferred Stock shall rank prior to the Common Stock both as to dividends and assets, and any class or classes of stock shall be deemed to rank (i) prior to the Junior Preferred Stock either as to dividends or assets if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Junior Preferred Stock; (ii) on a parity with the Junior Preferred Stock either as to dividends or assets, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Junior Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the Junior Preferred Stock; and (iii) junior to the Junior Preferred Stock either as to dividends or assets, if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Junior Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

     E. All shares of Junior Preferred Stock shall be identical except that the Board of Directors of the Corporation is hereby expressly authorized and empowered to divide the class of Junior Preferred Stock into one or more series, and, prior to the issuance of any of such shares in any particular series, to fix and determine, in the manner provided by law, the number of shares to constitute such series as well as the provisions of such series described in clauses (a) through (h) below, and, after a series has been established hereunder by the Board of Directors and unless otherwise specifically provided in the original resolution establishing such series, to increase or decrease at any time and from time to time, in the manner provided by law, the number of shares included in such series (but not below the number of shares thereof then issued) by subsequent resolutions adopted by the Board of Directors:

        (a) The distinctive designation of such series;

        (b) The rate of dividends, the times of payment and the date from which the dividends shall be accumulated;

        (c) Whether shares can be redeemed and, if so, the redemption price and terms and conditions of redemption;

        (d) The amount payable upon shares in the event of voluntary or involuntary liquidation;

        (e) Purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares;

        (f) The terms and conditions, if any, on which shares may be converted;

        (g) Whether or not shares have voting rights, and the extent of any such voting rights (including, without limitation, the right to elect directors); and

        (h) Any other preferences, rights, restrictions and qualifications of shares of such class or series, permitted by law and these Articles of Incorporation.

     F. Each share of the Junior Preferred Stock within an individual series shall be identical in all respects with the other shares of such series, except for such changes in dates from which dividends shall first accrue and other details which because of the passage of time are required to be made in order for the substantive rights of the holders of the shares of such series to be identical.

     G. The Board of Directors of the Corporation is hereby expressly authorized and empowered to declare and pay dividends, in the manner provided by law, in shares of Junior Preferred Stock in respect to any class of stock of the Corporation, without the consent of any of the holders of Junior Preferred Stock then outstanding.

  The Corporation shall have the full power to purchase and otherwise acquire and dispose of its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor, out of its unreserved and unrestricted earned surplus available therefor, as well as out of any other funds legally available therefor. Any Preferred Stock and Junior Preferred Stock reacquired by the Corporation shall automatically be cancelled upon such reacquisition but shall remain as authorized Preferred Stock and Junior Preferred Stock hereunder.

  No holder of any stock of any class of the Corporation shall, as such holder, have any preemptive or preferential right of subscription for any stock of any class of the Corporation or for any obligations convertible into stock or for any right of subscription for, or any warrant or option for, the purchase of any thereof, other than such (if any) as the Board of Directors of the Corporation in its discretion may determine from time to time.

  The following are the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, in addition to those previously set forth in this
Article IV, of "Series A Junior Preferred Stock":
     Section 1.   Designation and Amount.   The shares of such series shall be
  designated as "Series A Junior Preferred Stock" and the number of shares constituting such series shall be zero.

     Section 2.   Dividends and Distributions.   (A) Subject to the prior and
  superior rights of the holders of any shares of any other series of Junior Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series A Junior Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Junior Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.35 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Preferred Stock. In the event that the Corporation shall at any time after July 31, 1989 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Junior Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on Units of Series A Junior Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.35 per Unit on the Series A Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Junior Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Junior Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Junior Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3.   Voting Rights.   The holders of Units of Series A Junior
  Preferred Stock shall have the following voting rights:

        (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein or by law, the holders of Units of Series A Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.
        (C) (i) If at any time dividends on any Units of Series A Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a ''default period'') from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Junior Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

        (ii) During any default period, such voting rights of the holders of Units of Series A Junior Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting rights nor any right of the holders of Units of Series A Junior Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Series A Junior Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series A Junior Preferred Stock of such rights. At any meeting at which the holders of Units of Series A Junior Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Junior Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A Junior Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Junior Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Junior Preferred Stock.

        (iii) Unless the holders of Series A Junior Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 25% of the total number of Units of Series A Junior Preferred Stock outstanding may request in writing, the calling of a special meeting of the holders of Units of Series A Junior Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series A Junior Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series A Junior Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Junior Preferred Stock.

        (iv) During any default period, the holders of shares of Common Stock and Units of Series A Junior Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units of Series A Junior Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Junior Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and
     (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by a vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Junior Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A Junior Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses
     (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

        (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Series A Junior Preferred Stock during any default period notwithstanding any provisions of the Articles to the contrary.

        (D) Except as set forth herein, holders of Units of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Shares of Common Stock as set forth herein) for taking any corporate action.

     Section 4.   Certain Restrictions.   (A) Whenever quarterly dividends or
  other dividends or distributions payable on Units of Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Junior Preferred Stock shall have been paid in full, the Corporation shall not

        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

        (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Junior Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

        (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

        (iv) purchase or otherwise acquire for consideration any Units of Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     Section 5.   Reacquired Shares.   Any Units of Series A Junior Preferred
  Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled automatically upon the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Junior Preferred Stock and may be reissued as part of a new series of Junior Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.   Liquidation, Dissolution or Winding Up.   (A) Upon any
  voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Junior Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per Unit equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Junior Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

     (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.   Consolidation, Merger, etc.   In case the Corporation shall
  enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Junior Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.   Redemption.   The Units of Series A Junior Preferred Stock
  shall not be redeemable.

     Section 9.   Ranking.   The Units of Series A Junior Preferred Stock shall
  rank junior to all other series of the Junior Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

     Section 10.   Amendment.   The Articles, including, without limitation,
  this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Junior Preferred Stock, voting separately as a class.

     Section 11.   Fractional Shares.   The Series A Junior Preferred Stock may
  be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Stock.

     Section 12.   Certain Definitions.   As used herein with respect to the
  Series A Junior Preferred Stock, the following terms shall have the following meanings:

        (A) The term "Common Stock" shall mean the class of stock designated as the common stock, par value $.80 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.

        (B) The term "junior stock" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Junior Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Junior Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        (C) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Junior Preferred Stock as to dividends and (ii) as used in Section 6, shall mean any class or series of capital stock ranking pari passu with the Series A Junior Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

  The following are the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, in addition to those previously set forth in this
Article IV, of ''Series B Junior Preferred Stock'':

     Section 1.   Designation and Amount.   The shares of such series shall be
  designated as "Series B Junior Preferred Stock" and the number of shares constituting such series shall be 5,000,000.

     Section 2.   Dividends and Distributions.   (A) Subject to the prior and
  superior rights of the holders of any shares of any other series of Preferred Stock or Junior Preferred Stock or any other shares of capital stock of the Corporation ranking prior and superior to the shares of Series B Junior Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series B Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series B Junior Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.35 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Georgia-Pacific Group Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Junior Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Georgia-Pacific Group Stock or a subdivision of the outstanding shares of Georgia-Pacific Group Stock, by reclassification or otherwise) declared on shares of Georgia-Pacific Group Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Junior Preferred Stock. In the event that the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Georgia-Pacific Group Stock payable in shares of Georgia-Pacific Group Stock, (ii) subdivide outstanding shares of Georgia-Pacific Group Stock into a greater number of shares or (iii) combine outstanding shares of Georgia-Pacific Group Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series B Junior Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Georgia-Pacific Group Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Georgia-Pacific Group Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on Units of Series B Junior Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Georgia-Pacific Group Stock (other than a dividend payable in shares of Georgia-Pacific Group Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Georgia-Pacific Group Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.35 per Unit on the Series B Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series B Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series B Junior Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series B Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series B Junior Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series B Junior Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series B Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3.   Voting Rights.   The holders of Units of Series B Junior
  Preferred Stock shall have the following voting rights:
        (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series B Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Georgia-Pacific Group Stock payable in shares of Georgia-Pacific Group Stock, (ii) subdivide outstanding shares of Georgia-Pacific Group Stock into a greater number of shares or (iii) combine the outstanding shares of Georgia-Pacific Group Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series B Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Georgia-Pacific Group Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Georgia-Pacific Group Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein or by law, the holders of Units of Series A Junior Preferred Stock, Series B Junior Preferred Stock and Series C Junior Preferred Stock and the holders of shares of Georgia-Pacific Group Stock and Timber Stock shall vote together as one voting group on all matters submitted to a vote of shareholders of the Corporation.

        (C)(i) If at any time dividends on any Units of Series B Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a ''default period'') from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series B Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series B Junior Preferred Stock, voting separately as a voting group, shall have the right to elect two Directors.

        (ii) During any default period, such voting rights of the holders of Units of Series B Junior Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting rights nor any right of the holders of Units of Series B Junior Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Series B Junior Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series B Junior Preferred Stock of such rights. At any meeting at which the holders of Units of Series B Junior Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting separately as a voting group, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series B Junior Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series B Junior Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series B Junior Preferred Stock as herein provided or pursuant to the rights of the Series A Junior Preferred Stock or Series C Junior Preferred Stock or pursuant to the rights of any equity securities ranking senior to the Series B Junior Preferred Stock.
        (iii) Unless the holders of Series B Junior Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 25% of the total number of Units of Series B Junior Preferred Stock outstanding may request in writing, the calling of a special meeting of the holders of Units of Series B Junior Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series B Junior Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series B Junior Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series B Junior Preferred Stock.

        (iv) During any default period, the holders of shares of Georgia-Pacific Group Stock, Timber Stock and Units of Series B Junior Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units of Series B Junior Preferred Stock shall have exercised their right to elect two Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Units of Series B Junior Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by a vote of a majority of the remaining Directors theretofore elected by the holders of the class or series of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or series of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series B Junior Preferred Stock as a separate voting group to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series B Junior Preferred Stock as a separate voting group shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles or By-laws irrespective of any increase made pursuant to the provisions of paragraph
     (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.
        (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Series B Junior Preferred Stock during any default period notwithstanding any provisions of the Articles to the contrary.

        (D) Except as set forth herein, holders of Units of Series B Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Georgia-Pacific Group Stock or Timber Stock or any other class or series of capital stock of the Corporation, as applicable) for taking any corporate action.

     Section 4.   Certain Restrictions.   (A) Whenever quarterly dividends or
  other dividends or distributions payable on Units of Series B Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series B Junior Preferred Stock shall have been paid in full, the Corporation shall not

        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

        (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series B Junior Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

        (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

        (iv) purchase or otherwise acquire for consideration any Units of Series B Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.   Reacquired Shares.   Any Units of Series B Junior Preferred
  Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled automatically upon the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Junior Preferred Stock and may be reissued as part of a new series of Junior Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.   Liquidation, Dissolution or Winding Up.   (A) Upon any
  voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series B Junior Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per Unit equal to the aggregate per share amount to be distributed to holders of shares of Georgia-Pacific Group Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series B Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series B Junior Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

     (B) In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Georgia-Pacific Group Stock payable in shares of Georgia-Pacific Group Stock, (ii) subdivide outstanding shares of Georgia-Pacific Group Stock into a greater number of shares, or (iii) combine outstanding shares of Georgia-Pacific Group Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series B Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Georgia-Pacific Group Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Georgia-Pacific Group Stock that were outstanding immediately prior to such event.

     Section 7.   Consolidation, Merger, etc.   In case the Corporation shall
  enter into any consolidation, merger, combination or other transaction in which the shares of Georgia-Pacific Group Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series B Junior Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Georgia-Pacific Group Stock is converted or exchanged. In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Georgia-Pacific Group Stock payable in shares of Georgia-Pacific Group Stock, (ii) subdivide outstanding shares of Georgia-Pacific Group Stock into a greater number of shares, or (iii) combine outstanding Georgia-Pacific Group Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series B Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Georgia-Pacific Group Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Georgia-Pacific Group Stock that were outstanding immediately prior to such event.

     Section 8.   Redemption.   The Units of Series B Junior Preferred Stock
  shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series B Junior Preferred Stock in any other manner permitted by applicable law or these Articles.

     Section 9.   Ranking.   The Units of Series B Junior Preferred Stock shall
  rank senior to the Georgia-Pacific Group Stock and the Timber Stock, on a parity with the Series A Junior Preferred Stock and Series C Junior Preferred Stock and junior to all other series of the Junior Preferred Stock and to any other series or class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of distributions and dividends and the distribution of assets upon liquidation, unless the terms of any such series or class shall provide otherwise.

     Section 10.   Amendment.   The Articles shall not hereafter be amended,
  either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series B Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series B Junior Preferred Stock, voting separately as a voting group.

     Section 11.   Fractional Shares.   The Series B Junior Preferred Stock may
  be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Preferred Stock.

     Section 12.   Certain Definitions.   As used herein with respect to the
  Series B Junior Preferred Stock, the following terms shall have the following meanings:

        (A) The term "junior stock" (i) as used in Section 4, shall mean the Georgia-Pacific Group Stock and the Timber Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series B Junior Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Georgia-Pacific Group Stock and the Timber Stock and any other class or series of capital stock of the Corporation over which the Series B Junior Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        (B) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series B Junior Preferred Stock as to dividends and (ii) as used in Section 6, shall mean any class or series of capital stock ranking pari passu with the Series B Junior Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

  The following are the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, in addition to those previously set forth in this
Article IV, of "Series C Junior Preferred Stock":

     Section 1.   Designation and Amount.   The shares of such series shall be
  designated as "Series C Junior Preferred Stock" and the number of shares constituting such series shall be 5,000,000.

     Section 2.   Dividends and Distributions.   (A) Subject to the prior and
  superior rights of the holders of any shares of any other series of Preferred Stock or Junior Preferred Stock or any other shares of capital stock of the Corporation ranking prior and superior to the shares of Series C Junior Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100th) of a share (a "Unit") of Series C Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series C Junior Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.35 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Timber Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series C Junior Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Distribution Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Timber Stock or a subdivision of the outstanding shares of Timber Stock, by reclassification or otherwise) declared on shares of Timber Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series C Junior Preferred Stock. In the event that the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Timber Stock payable in shares of Timber Stock, (ii) subdivide outstanding shares of Timber Stock into a greater number of shares or (iii) combine outstanding shares of Timber Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series C Junior Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Timber Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Timber Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on Units of Series C Junior Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Timber Stock (other than a dividend payable in shares of Timber Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Timber Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.35 per Unit on the Series C Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series C Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series C Junior Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series C Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series C Junior Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series C Junior Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series C Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3.   Voting Rights.   The holders of Units of Series C Junior
  Preferred Stock shall have the following voting rights:

        (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series C Junior Preferred Stock shall entitle the holder thereof to the number of votes per share which the holders of Timber Stock then have with respect to matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Timber Stock payable in shares of Timber Stock, (ii) subdivide outstanding shares of Timber Stock into a greater number of shares or (iii) combine the outstanding shares of Timber Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series C Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Timber Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Timber Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein or by applicable law, the holders of Units of Series A Junior Preferred Stock, Series B Junior Preferred Stock and Series C Junior Preferred Stock and the holders of shares of Timber Stock and Georgia-Pacific Group Stock shall vote together as one voting group on all matters submitted to a vote of shareholders of the Corporation.

        (C)(i) If at any time dividends on any Units of Series C Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series C Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series C Junior Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

        (ii) During any default period, such voting rights of the holders of Units of Series C Junior Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting rights nor any right of the holders of Units of Series C Junior Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Series C Junior Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series C Junior Preferred Stock of such rights. At any meeting at which the holders of Units of Series C Junior Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting separately as a voting group, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series C Junior Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series C Junior Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series C Junior Preferred Stock as herein provided or pursuant to the rights of the Series A Junior Preferred Stock or Series B Junior Preferred Stock or pursuant to the rights of any equity securities ranking senior to the Series C Junior Preferred Stock.

        (iii) Unless the holders of Series C Junior Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 25% of the total number of Units of Series C Junior Preferred Stock outstanding may request in writing, the calling of a special meeting of the holders of Units of Series C Junior Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series C Junior Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series C Junior Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series C Junior Preferred Stock.

        (iv) During any default period, the holders of shares of Georgia-Pacific Group Stock, Timber Stock and Units of Series C Junior Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units of Series C Junior Preferred Stock shall have exercised their right to elect two Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Units of Series C Junior Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by a vote of a majority of the remaining Directors theretofore elected by the holders of the class or series of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or series of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series C Junior Preferred Stock as a separate voting group to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series C Junior Preferred Stock as a separate voting group shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles or By-laws irrespective of any increase made pursuant to the provisions of paragraph
     (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

        (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Series C Junior Preferred Stock during any default period notwithstanding any provisions of the Articles to the contrary.

        (D) Except as set forth herein, holders of Units of Series C Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Georgia-Pacific Group Stock or Timber Stock or any other class or series of capital stock of the Corporation, as applicable) for taking any corporate action.

     Section 4.   Certain Restrictions.   (A) Whenever quarterly dividends or
  other dividends or distributions payable on Units of Series C Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series C Junior Preferred Stock shall have been paid in full, the Corporation shall not

        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

        (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series C Junior Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

        (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

        (iv) purchase or otherwise acquire for consideration any Units of Series C Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.   Reacquired Shares.   Any Units of Series C Junior Preferred
  Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled automatically upon the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Junior Preferred Stock and may be reissued as part of a new series of Junior Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.   Liquidation, Dissolution or Winding Up.   (A) Upon any
  voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series C Junior Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per Unit equal to the aggregate per share amount to be distributed to holders of shares of Timber Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series C Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series C Junior Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

     (B) In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Timber Stock payable in shares of Timber Stock, (ii) subdivide outstanding shares of Timber Stock into a greater number of shares, or (iii) combine outstanding shares of Timber Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series C Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Timber Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Timber Stock that were outstanding immediately prior to such event.

     Section 7.   Consolidation, Merger, etc.   In case the Corporation shall
  enter into any consolidation, merger, combination or other transaction in which the shares of Timber Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series C Junior Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Timber Stock is converted or exchanged. In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Timber Stock payable in shares of Timber Stock, (ii) subdivide outstanding shares of Timber Stock into a greater number of shares, or (iii) combine outstanding Timber Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series C Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Timber Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Timber Stock that were outstanding immediately prior to such event.

     Section 8.   Redemption.   The Units of Series C Junior Preferred Stock
  shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series C Junior Preferred Stock in any other manner permitted by applicable law or the Articles.

     Section 9. Ranking. The Units of Series C Junior Preferred Stock shall rank senior to the Timber Stock and the Georgia-Pacific Group Stock, on a parity with the Series A Junior Preferred Stock and Series B Junior Preferred Stock and junior to all other series of the Junior Preferred Stock and to any other series or class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

     Section 10.   Amendment.   The Articles shall not hereafter be amended,
  either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series C Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series C Junior Preferred Stock, voting separately as a voting group.

     Section 11.   Fractional Shares.   The Series C Junior Preferred Stock may
  be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Preferred Stock.

     Section 12.   Certain Definitions.   As used herein with respect to the
  Series C Junior Preferred Stock, the following terms shall have the following meanings:

        (A) The term "junior stock" (i) as used in Section 4, shall mean the Georgia-Pacific Group Stock and the Timber Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series C Junior Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Georgia-Pacific Group Stock and the Timber Stock and any other class or series of capital stock of the Corporation over which the Series C Junior Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

        (B) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series C Junior Preferred Stock as to dividends and (ii) as used in Section 6, shall mean any class or series of capital stock ranking pari passu with the Series C Junior Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.


                                   ARTICLE V.

  The following is a description of the terms, provisions, preferences, rights, voting powers, restrictions and qualifications of the Common Stock.

  A. Distributions.   Subject to any preferences, limitations and relative
rights of any outstanding series of the Preferred Stock or the Junior Preferred Stock and any qualifications or restrictions on the Common Stock created thereby, distributions may be authorized and made upon the Georgia-Pacific Group Stock and the Timber Stock, upon the terms with respect to each such class, and subject to the limitations provided for below in this Section A, as the Board of Directors may determine.

     (a) Distributions on Georgia-Pacific Group Stock.   Distributions on
  Georgia-Pacific Group Stock may be authorized and made only out of the lesser of (i) the assets of the Corporation legally available therefor and (ii) the Georgia-Pacific Group Available Distribution Amount.

     (b) Distributions on Timber Stock.   Distributions on Timber Stock may be
  authorized and made only out of the lesser of (i) the assets of the Corporation legally available therefor and (ii) the Timber Group Available Distribution Amount.

     (c) Discrimination in Distributions Between Classes of Common Stock.   The
  Board of Directors, subject to the provisions of paragraphs A.(a) and A.(b), may at any time authorize and make distributions exclusively on Georgia-Pacific Group Stock, exclusively on Timber Stock or on both such classes, in equal or unequal amounts, notwithstanding the amount of distributions previously authorized on each class, the respective voting or liquidation rights of each class or any other factor.

     (d) Share Dividends.   Except as permitted by paragraph D.(a), the Board
  of Directors may declare and pay dividends of shares of the Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of the Common Stock) on shares of the Common Stock or shares of the Preferred Stock or the Junior Preferred Stock only as follows:

        (i) dividends of shares of Georgia-Pacific Group Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Georgia-Pacific Group Stock) on shares of Georgia-Pacific Group Stock or shares of the Preferred Stock or the Junior Preferred Stock attributed to the Georgia-Pacific Group; and

        (ii) dividends of shares of Timber Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Timber Stock) on shares of Timber Stock or shares of the Preferred Stock or the Junior Preferred Stock attributed to the Timber Group.

  For purposes of this paragraph A.(d), any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for Georgia-Pacific Group Stock or Timber Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible Securities.

  B. Voting Rights.

     (a) General.   Except as otherwise provided by law, by the terms of any
  outstanding series of Preferred Stock or Junior Preferred Stock or any provision of the Articles restricting the power to vote on a specified matter to other shareholders, the entire voting power of the shareholders of the Corporation shall be vested in the holders of the Common Stock, who shall be entitled to vote on any matter on which the holders of stock of the Corporation shall, by law or by the provisions of the Articles or the Bylaws of the Corporation, be entitled to vote, and both classes of Common Stock shall vote thereon together as a single voting group.

     (b) Number of Votes for Each Class of Common Stock.   On each matter to be
  voted on by the holders of both classes of the Common Stock voting together as a single voting group, the number of votes per share of each class shall be as follows:

        (i) each outstanding share of Georgia-Pacific Group Stock shall have one vote; and

        (ii) each outstanding share of Timber Stock shall have a number of votes (including a fraction of one vote) equal to the number of votes determined by the ratio of the weighted average during the 20 Trading Days ending on the tenth Trading Day prior to the record date for determining the shareholders entitled to vote of the Market Value of a share of the Timber Stock to the weighted average over the same 20 Trading Days of the Market Value of the Georgia-Pacific Group Stock, expressed as a decimal fraction rounded to the nearest three decimal places, determined as follows: (A) the numerator of such fraction shall be the sum of (1) four times the average Market Value of one share of Timber Stock over the period of five Trading Days ending on such tenth Trading Day prior to such record date, (2) three times the average Market Value of one share of Timber Stock over the period of five Trading Days ending on the 15th Trading Day prior to such record date, (3) two times the average Market Value of one share of Timber Stock over the period of five Trading Days ending on the 20th Trading Day prior to such record date and (4) the average Market Value of one share of Timber Stock over the period of five Trading Days ending on the 25th Trading Day prior to such record date and
     (B) the denominator of such fraction shall be the sum of (1) four times the average Market Value of one share of Georgia-Pacific Group Stock over the period of five Trading Days ending on such tenth Trading Day prior to such record date, (2) three times the average Market Value of one share of Georgia-Pacific Group Stock over the period of five Trading Days ending on the 15th Trading Day prior to such record date, (3) two times the average Market Value of one share of Georgia-Pacific Group Stock over the period of five Trading Days ending on the 20th Trading Day prior to such record date and (4) the average Market Value of one share of Georgia-Pacific Group Stock over the period of five Trading Days ending on the 25th Trading Day prior to such record date.

  Notwithstanding the foregoing provisions of this paragraph B., if shares of only one class of the Common Stock are outstanding on the record date for determining the common shareholders entitled to vote on any matter, then each share of that class shall be entitled to one vote and, if either class of the Common Stock is entitled to vote as a separate voting group with respect to any matter, each share of that class shall, for purpose of such vote, be entitled to one vote on such matter.

  In addition to any provision of law or any provision of the Articles entitling the holders of outstanding shares of Georgia-Pacific Group Stock or Timber Stock to vote as a separate voting group, the Board of Directors may condition the approval of any matter submitted to shareholders on receipt of a separate vote of the holders of outstanding shares of Georgia-Pacific Group Stock or Timber Stock.

  C. Liquidation Rights.   In the event of any voluntary or involuntary
dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of any outstanding shares of the Preferred Stock or the Junior Preferred Stock are entitled (regardless of the Group to which such shares of the Preferred Stock or the Junior Preferred Stock were attributed), the holders of the Georgia-Pacific Group Stock and Timber Stock shall be entitled to receive the assets, if any, of the Corporation remaining for distribution to holders of the Common Stock on a per share basis in proportion to the respective liquidation units per share of such class. Each share of Georgia-Pacific Group Stock shall have one liquidation unit and each share of Timber Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the number of liquidation units determined by the ratio of the weighted average during the 20 Trading Days ending on the 40th Trading Day immediately succeeding the date of the effectiveness of these Articles of Incorporation of the Market Value of a share of the Timber Stock to the weighted average over the same 20 Trading Days of the Market Value of the Georgia-Pacific Group Stock, expressed as a decimal fraction rounded to the nearest three decimal places, determined as follows: (A) the numerator of such fraction shall be the sum of (1) four times the average Market Value of one share of Timber Stock over the period of five Trading Days ending on such date,
(2) three times the average Market Value of one share of Timber Stock over the period of five Trading Days ending on the 5th Trading Day prior to such date,
(3) two times the average Market Value of one share of Timber Stock over the period of five Trading Days ending on the 10th Trading Day prior to such date and (4) the average Market Value of one share of Timber Stock over the period of five Trading Days ending on the 15th Trading Day prior to such date and (B) the denominator of such fraction shall be the sum of (1) four times the average Market Value of one share of Georgia-Pacific Group Stock over the period of five Trading Days ending on such date, (2) three times the average Market Value of one share of Georgia-Pacific Group Stock over the period of five Trading Days ending on the 5th Trading Day prior to such date, (3) two times the average Market Value of one share of Georgia-Pacific Group Stock over the period of five Trading Days ending on the 10th Trading Day prior to such date and (4) the average Market Value of one share of Georgia-Pacific Group Stock over the period of five Trading Days ending on the 15th Trading Day prior to such date. Neither a merger nor share exchange of the Corporation into or with any other company, nor a merger or share exchange of any other company into or with the Corporation, nor a sale, lease, exchange or other disposition of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation of the Corporation, or cause the dissolution of the Corporation, for purposes of this Section C.

  If the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of Georgia-Pacific Group Stock or Timber Stock, or declare a dividend in shares of either class to holders of such class, the per share liquidation units of either class of the Common Stock specified in the preceding paragraph of this paragraph C., as adjusted from time to time, shall be appropriately adjusted, as determined by the Board of Directors, so as to avoid dilution in the aggregate, relative liquidation rights of the shares of any class of the Common Stock.

  D. Conversion or Redemption of the Common Stock.   The Georgia-Pacific Group
Stock is subject to conversion or redemption and the Timber Stock is subject to conversion or redemption upon the terms provided below in this Section D.; provided, however, that neither class of the Common Stock may be converted or redeemed if the other class of Common Stock has been converted or redeemed in its entirety or notice thereof shall have been given as required by this Section D.

     (a) Mandatory and Optional Conversion and Redemption of Common Stock Other than for Subsidiary Stock.

        (i) In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets attributed to either Group to one or more persons or entities (other than (w) the Disposition by the Corporation of all or substantially all its properties and assets in one transaction or a series of related transactions in connection with the dissolution, liquidation or winding up of the Corporation and the distribution of assets to shareholders as referred to in Section C., (x) the Disposition of the properties and assets attributed to either Group as contemplated by paragraph D.(b) or otherwise to all holders of shares of such Group divided among such holders on a pro rata basis in accordance with the number of shares of stock issued in respect of such Group outstanding, (y) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (z) in connection with a Related Business Transaction), the Corporation shall, on or prior to the 85th Trading Day after the date of consummation of such Disposition (the ''Disposition Date''), make a distribution on the class of the Common Stock relating to the Group subject to such Disposition or redeem some or all of such Common Stock or convert such Common Stock into Common Stock relating to the other Group (or another class or series of common stock of the Corporation), all as provided by the following paragraphs D.(a)(i)(1) and D.(a)(i)(2) and, to the extent applicable, by paragraph D.(c), as the Board of Directors shall have selected among such alternatives:

           (1) provided that there are assets of the Corporation legally available therefor:

             (A) make or pay to the holders of the shares of the class of the Common Stock relating to the Group subject to such disposition a distribution or dividend, as the Board of Directors shall have authorized and declared subject to compliance with Section A., in cash and/or in securities (other than a dividend of the Common Stock) or other property having a Fair Value as of the Disposition Date equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

             (B)(I) subject to the last sentence of this paragraph D.(a)(i), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to such Group, redeem as of the Redemption Date determined as provided by paragraph D.(d)(iii), all outstanding shares of the Common Stock relating to the Group subject to such Disposition in exchange for cash and/or securities (other than the Common Stock) or other property having a Fair Value as of the Disposition Date equal to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition; or

             (II) subject to the last sentence of this paragraph D.(a)(i), if such Disposition involves substantially all (but not all) of the properties and assets attributed to such Group, redeem as of the Redemption Date determined as provided by paragraph D.(d)(iv) such number of whole shares of the class of the Common Stock relating to the Group subject to such Disposition (which may be all, but not more than all, of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 16th Trading Day immediately succeeding the Disposition Date closest to the Fair Value as of the Disposition Date of the Net Proceeds of such Disposition in exchange for cash and/or securities (other than the Common Stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to such Fair Value of the Net Proceeds; or
           (2) declare that each outstanding share of the class of the Common Stock relating to the Group subject to such Disposition shall be converted as of the Conversion Date determined as provided by paragraph D.(d)(v) into a number of fully paid and nonassessable shares of the class of the Common Stock relating to the other Group (or, if the class of the Common Stock relating to the other Group is not Publicly Traded at such time and shares of another class or series of the Common Stock of the Corporation (other than the class of the Common Stock relating to the Group subject to such Disposition) are then Publicly Traded, of such other class or series of the common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by paragraph D.(d)(v)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of the Common Stock relating to the Group subject to such Disposition over the period of 10 consecutive Trading Days beginning on the 16th Trading Day immediately succeeding the Disposition Date to the average Market Value of one share of the Common Stock relating to the other Group (or such other class or series of common stock) over the same 10 Trading Day period.

           Notwithstanding the foregoing provisions of this paragraph D.(a)(i), the Corporation shall redeem shares of a class of the Common Stock as provided by paragraphs D.(a)(i)(1)(B)(I) or (II) only if the amount to be paid in redemption of such stock is less than or equal to the Available Distribution Amount with respect to the Group subject to such Disposition as of the Redemption Date.

        (ii) For purposes of this paragraph D.(a):

           (1) as of any date, "substantially all of the properties and assets" attributed to either Group shall mean a portion of such properties and assets (x) that represents at least 80% of the Fair Value of the properties and assets attributed to such Group as of such date or (y) from which were derived at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation (calculated on a pro forma basis to include revenues derived from any of such properties and assets acquired during such period) derived from the properties and assets of such Group as of such date;

           (2) in the case of a Disposition of the properties and assets attributed to either Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

           (3) the Board of Directors may make or pay any distribution or dividend or redemption price referred to in paragraph D.(a)(i) in cash, securities (other than the Common Stock) or other property, regardless of the form or nature of the proceeds of the Disposition.

        (iii) After the payment of the distribution or the redemption price with respect to the class of the Common Stock relating to the Group subject to a Disposition as provided for by paragraph D.(a)(i)(1), the Board of Directors may declare that each share of such class of the Common Stock remaining outstanding shall be converted, but only as of a Conversion Date (determined as provided by paragraph D.(d)(v)) prior to the first anniversary of the payment of such distribution or redemption price, into a number of fully paid and nonassessable shares of the class of the Common Stock relating to the other Group (or, if the class of the Common Stock relating to the other Group is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than the class of the Common Stock relating to the Group subject to such Disposition) are then Publicly Traded, of such other class or series of common stock of the Corporation as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by paragraph D.(d)(v)) equal to 110% of the Market Value Ratio of the Converted Stock to the Consideration Stock as of the fifth Trading Day prior to the date of the notice of such conversion required by paragraph D.(d)(v).

        (iv) The Board of Directors may at any time declare that each outstanding share of either Georgia-Pacific Group Stock or Timber Stock shall be converted, as of a Conversion Date determined as provided by paragraph D.(d)(v), into the number of fully paid and nonassessable shares of Timber Stock or Georgia-Pacific Group Stock, respectively (or, if such latter class of Common Stock of the Corporation is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than the class of the Common Stock subject to such conversion) are then Publicly Traded, of such other class or series of common stock of the Corporation as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of conversion required by paragraph D.(d)(v)) equal to 115% of the Market Value Ratio of the Converted Stock to the Consideration Stock as of the fifth Trading Day prior to the date of the notice of such conversion required by paragraph D.(d)(v).

     (b) Redemption of Common Stock for Subsidiary Stock.

        (i) At any time at which all of the assets and liabilities attributed to the Timber Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a ''Timber Group Subsidiary''), the Board of Directors may, provided that there are assets of the Corporation legally available therefor, redeem all of the outstanding shares of Timber Stock, on a Redemption Date of which notice is delivered in accordance with paragraph D.(d)(vi), in exchange for all of the shares of common stock of each Timber Group Subsidiary as will be outstanding immediately following such exchange of shares, such Timber Group Subsidiary shares to be delivered to the holders of shares of Timber Stock on the Redemption Date either directly or indirectly through another Timber Group Subsidiary (as a wholly-owned subsidiary thereof) and to be divided among the holders of Timber Stock pro rata in accordance with the number of shares of Timber Stock held by each on such Redemption Date, each of which shares of common stock of such Timber Group Subsidiary shall be, upon such delivery, fully paid and nonassessable.

        (ii) At any time at which all of the assets and liabilities attributed to the Georgia-Pacific Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "Georgia-Pacific Group Subsidiary"), the Board of Directors may, provided that there are assets of the Corporation legally available therefor, redeem all of the outstanding shares of Georgia-Pacific Group Stock, on a Redemption Date of which notice is delivered in accordance with paragraph D.(d)(vi) of this Article, in exchange for all of the shares of common stock of each Georgia-Pacific Group Subsidiary as will be outstanding immediately following such exchange of shares, such shares of common stock of each Georgia-Pacific Group Subsidiary to be delivered to the holders of shares of Georgia-Pacific Group Stock on the Redemption Date either directly or indirectly through another Georgia-Pacific Group Subsidiary (as a wholly-owned subsidiary thereof) and to be divided among the holders of Georgia-Pacific Group Stock pro rata in accordance with the number of shares of Georgia-Pacific Group Stock held by each on such Redemption Date, each of which shares of common stock of such Georgia-Pacific Group Subsidiary shall be, upon such delivery, fully paid and nonassessable.

     (c) Treatment of Convertible Securities.   After any Conversion Date or
  Redemption Date on which all outstanding shares of either class of the Common Stock are converted or redeemed, any share of such class of the Common Stock that is to be issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible
  Security:

        (i) in the event the shares of such class of the Common Stock outstanding on such Conversion Date were converted into shares of the other class of the Common Stock (or another class or series of common stock of the Corporation) pursuant to paragraph D.(a)(i)(2) or paragraph D.(a)(iii), be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of such class of the Common Stock that were to be issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or

        (ii) in the event the shares of such class of the Common Stock outstanding on such Redemption Date were redeemed pursuant to paragraph D.(a)(i)(1)(B) or paragraph D.(b), be redeemed, to the extent of funds of the Corporation legally available therefor, for $.01 per share in cash for each share of such class of the Common Stock that otherwise would be issued upon such conversion, exchange or exercise.

     The provisions of the immediately preceding sentence shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of a class of the Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.

     (d) Notice and Other Provisions.

        (i) Not later than the tenth Trading Day following the consummation of a Disposition referred to in paragraph D.(a)(i), the Corporation shall announce publicly by press release (1) the estimated Net Proceeds of such Disposition, (2) the number of shares outstanding of the class of the Common Stock relating to the Group subject to such Disposition and (3) the number of shares of such class of Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in paragraph D.(a)(i), it has irrevocably determined to take in respect of such Disposition.

        (ii) If the Corporation determines to make or pay a distribution or dividend pursuant to paragraph D.(a)(i)(1)(A), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such paragraph, cause notice to be given to each holder of shares of the class of the Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such distribution or dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (2) the anticipated payment date of such distribution or dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the type of property to be paid as such distribution or dividend in respect of the outstanding shares of such class of Common Stock, (4) the Net Proceeds of such Disposition, (5) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such distribution or dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

        (iii) If the Corporation determines to undertake a redemption pursuant to paragraph D.(a)(i)(1)(B)(I), the Corporation shall, not less than 35 Trading Days and not more than 45 Trading Days prior to the Redemption Date, cause notice to be given to each holder of shares of the class of the Common Stock relating to the Group subject to the Disposition referred to in such paragraph and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of such class of Common Stock outstanding on the Redemption Date shall be redeemed, (2) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares of such class of Common Stock to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (6) the number of outstanding shares of such class of Common Stock and the number of shares of such class of the Common Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section D. if such holder thereafter converts, exchanges or exercises such Convertible Securities and (8) a statement to the effect that, except as otherwise provided by paragraph D.(d)(ix), distributions and dividends on such shares of the Common Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

        (iv) If the Corporation determines to undertake a redemption pursuant to paragraph D.(a)(i)(1)(B)(II), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such paragraph, cause notice to be given to each holder of shares of the class of the Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of the Disposition in respect of which such redemption is to be made on which shares of such class of the Common Stock shall be selected for redemption, (2) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the number of shares of such class of Common Stock outstanding and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section D. if such holder thereafter converts, exchanges or exercises such Convertible Securities and (7) a statement that the Corporation will not be required to register a transfer of any shares of such class of the Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence. Promptly following the date referred to in clause (1) of the preceding sentence, but not earlier than 40 Trading Days nor later than 50 Trading Days following the consummation of such Disposition, the Corporation shall cause a notice to be given to each holder of record of shares of such class of Common Stock to be redeemed setting forth (1) the number of shares of such class of Common Stock held by such holder to be redeemed, (2) a statement that such shares of such class of Common Stock shall be redeemed, (3) the Redemption Date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of such class of Common Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date and (7) a statement to the effect that, subject to paragraph D.(d)(ix), distributions and dividends on such shares of such class of Common Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

        (v) If the Corporation determines to convert either class of the Common Stock into the other class (or another class or series of common stock of the Corporation) pursuant to paragraph D.(a)(i)(2), D.(a)(iii) or D.(a)(iv), the Corporation shall, not less than 35 Trading Days and not more than 45 Trading Days prior to the Conversion Date, cause notice to be given to each holder of shares of the class of the Common Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a statement that all outstanding shares of such class of Common Stock shall be converted, (2) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the per share number of shares of Common Stock (or another class or series of common stock of the Corporation), as the case may be, to be received with respect to each share of such class of Common Stock, including details as to the calculation thereof, (4) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of such class of Common Stock, (5) the number of outstanding shares of such class of Common Stock and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) a statement to the effect that, subject to paragraph D.(d)(ix), distributions and dividends on such shares of Common Stock shall cease to be made as of such Conversion Date and (7) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of such class of Common Stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section D. if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

        (vi) If the Corporation determines to redeem shares of either class of the Common Stock pursuant to paragraph D.(b), the Corporation shall cause notice to be given to each holder of shares of such class of the Common Stock to be redeemed and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of the Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of such class of the Common Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of each Timber Group Subsidiary (if such redemption is pursuant to paragraph D.(b)(i)) or shares of common stock of each Georgia-Pacific Group Subsidiary (if such redemption is pursuant to paragraph D.(b)(ii)), (2) the Redemption Date, (3) the place or places where certificates for shares of the class of the Common Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of the common stock of each Timber Group Subsidiary or Georgia-Pacific Group Subsidiary, as applicable, (4) a statement to the effect that, subject to paragraph D.(d)(ix), distributions and dividends on such shares of the Common Stock shall cease to be paid as of such Redemption Date, (5) the number of shares of such class of the Common Stock outstanding and the number of shares of such class of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of each Timber Group Subsidiary or Georgia-Pacific Group Subsidiary, as applicable, upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section D., if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

        (vii) If less than all of the outstanding shares of the Common Stock of a class are to be redeemed pursuant to paragraph D.(a)(i)(1)(B)(II), the shares to be redeemed by the Corporation shall be selected from among the holders of shares of such class of the Common Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among all such holders or by lot or by such other method as may be determined by the Board of Directors of the Corporation to be equitable.

        (viii) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of either class of the Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section D. If more than one share of either class of the Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of either class of the Common Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof on the fifth Trading Day prior to the date such payment is to be made (without interest).

        (ix) No adjustments in respect of distributions or dividends shall be made upon the conversion or redemption of any shares of either class of the Common Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of either class of the Common Stock shall be subsequent to the record date for the payment of a distribution or dividend thereon or with respect thereto, the holders of such class of the Common Stock at the close of business on such record date shall be entitled to receive the distribution or dividend payable on or with respect to such shares on the date set for payment of such distribution or dividend, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

        (x) Before any holder of shares of either class of the Common Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such class of the Common Stock pursuant to this Section D., such holder shall surrender at such place as the Corporation shall specify certificates for such shares of the Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of the Common Stock deliver to the person for whose account such shares of the Common Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by paragraph D.(d)(viii), in each case without interest. If less than all of the shares of either class of the Common Stock represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of such class of Common Stock not redeemed.

        (xi) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of either class of the Common Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of the Common Stock as required by paragraph D.(d)(x), to receive the cash and/or the certificates or instruments representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by paragraph D.(d)(viii) (which shall be held by the Corporation for the holder of shares of the Common Stock that were redeemed until the receipt of certificates representing such shares of the Common Stock as provided in paragraph D.(d)(x))and rights to distributions or dividends as provided in paragraph D.(d)(ix), in each case without interest. No holder of a certificate that immediately prior to the applicable Conversion Date or Redemption Date represented shares of a class of the Common Stock shall be entitled to receive any distribution or dividend or interest payment with respect to shares of any kind of capital stock or other security or instrument for which such class of the Common Stock was converted or redeemed until the surrender as required by this Section D. of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Subject to applicable escheat and similar laws, upon such surrender, there shall be paid to the holder the amount of any distributions or dividends (without interest) which theretofore became payable on any class or series of capital stock of the Corporation as of a record date after the Conversion Date or Redemption Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, the Corporation shall, however, be entitled to treat the certificates for a class of the Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of such class of the Common Stock represented by such certificates shall have been converted or redeemed, notwithstanding the failure to surrender such certificates.

        (xii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of either class of the Common Stock pursuant to this Section D. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such class of the Common Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

        (xiii) Neither the failure to mail any notice required by this paragraph D.(d) to any particular holder of the Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of the Common Stock or of Convertible Securities or the validity of any such conversion or redemption.

        (xiv) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section D. as the Board of Directors shall determine to be appropriate.

  E. Application of the Provisions of this Certificate of Designations.

     (a) Certain Determinations by the Board of Directors.   The Board of
  Directors shall make such determinations with respect to the assets and liabilities to be attributed to the Groups, the application of the provisions of this Article VII to transactions to be engaged in by the Corporation and the preferences, limitations and relative rights of the holders of either class of the Common Stock, and the qualifications and restrictions thereon, provided by the Articles as may be or become necessary or appropriate to the exercise of such preferences, limitations and relative rights, including, without limiting the foregoing, the determinations referred to in the following paragraphs E.(a)(i), (ii) and (iii). A record of any such determination shall be filed with the records of the actions of the Board of Directors.

        (i) Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the Georgia-Pacific Group or the Timber Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the Georgia-Pacific Group or the Timber Group or that an interest therein shall be partly for the benefit of the Georgia-Pacific Group and partly for the benefit of the Timber Group and, accordingly, shall be attributed to the Georgia-Pacific Group or the Timber Group, or partly to each, in accordance with paragraph F.(g) or (q), as the case may be.

        (ii) Upon any issuance of any shares of the Preferred Stock or the Junior Preferred Stock of any series, the Board of Directors shall attribute, based on the use of proceeds of such issuance of shares of the Preferred Stock or the Junior Preferred Stock in the business of the Georgia-Pacific Group or the Timber Group and any other relevant factors, the shares so issued entirely to the Georgia-Pacific Group or entirely to the Timber Group or partly to the Georgia-Pacific Group and partly to the Timber Group in such proportion as the Board of Directors shall determine.

        (iii) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of the Preferred Stock or the Junior Preferred Stock of any class or series or of other securities or debt obligations of the Corporation, the Board of Directors shall determine, based on the property used to redeem or purchase such shares, other securities or debt obligations, which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the Georgia-Pacific Group and which, if any, of such shares, other securities or debt obligations shall be attributed to the Timber Group and, accordingly, how many of the shares of such series of the Preferred Stock or the Junior Preferred Stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to the Georgia-Pacific Group or to the Timber Group.

     (b) Certain Determinations Not Required.   Notwithstanding the foregoing
  provisions of this Section E., the provisions of paragraphs F.(g) or (q) or any other provision, at any time when there are not outstanding both (i) one or more shares of Georgia-Pacific Group Stock or Convertible Securities convertible into or exchangeable or exercisable for Georgia-Pacific Group Stock and (ii) one or more shares of Timber Stock or Convertible Securities convertible into or exchangeable or exercisable for Timber Stock, the Corporation need not (A) attribute any of the assets or liabilities of the Corporation or any of its subsidiaries to the Georgia-Pacific Group or the Timber Group or (B) make any determination required in connection therewith, nor shall the Board of Directors be required to make any of the determinations otherwise required by this Article, and in such circumstances the holders of the shares of Georgia-Pacific Group Stock or Timber Stock outstanding, as the case may be, shall (unless otherwise specifically provided by the Articles) be entitled to all the preferences or other relative rights of both classes of the Common Stock without differentiation between the Georgia-Pacific Group Stock and the Timber Stock.

     (c) Board Determinations Binding.   Subject to applicable law, any
  determinations made in good faith by the Board of Directors of the Corporation under any provision of this Section E. or otherwise in furtherance of the application of this Article shall be final and binding on all shareholders.

  F. Certain Definitions.   As used in this Article, the following terms shall
have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this Section F., a "contribution" or "transfer" of assets or properties from one Group to another shall refer to the reattribution of such assets or properties from the contributing or transferring Group to the other Group and correlative phrases shall have correlative meanings.

     (a) "Available Distribution Amount" shall mean, as the context requires, a reference to the Georgia-Pacific Group Available Distribution Amount or the Timber Group Available Distribution Amount.

     (b) "Common Stock" shall mean the collective reference to the Georgia-Pacific Group Stock and the Timber Stock, and either may sometimes be called a class of Common Stock.

     (c) "Conversion Date" shall mean the date fixed by the Board of Directors as the effective date for the conversion of shares of Georgia-Pacific Group Stock or Timber Stock, as the case may be, into shares of Timber Stock or Georgia-Pacific Group Stock, respectively (or another class or series of common stock of the Corporation, as the case may be) as shall be set forth in the notice to holders of shares of the class of Common Stock subject to such conversion and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of the class of Common Stock subject to such conversion required pursuant to paragraph D.(d)(v).

     (d) "Convertible Securities" shall mean at any time any securities of the Corporation or of any subsidiary thereof (other than shares of the Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of either class of the Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.

     (e) "Disposition" shall mean a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets (including stock, other securities and goodwill).

     (f) "Fair Value" shall mean, (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such Market Value, as so defined, can be determined); (ii) in the case of an equity security or debt security that has not been Publicly Traded for at least 15 months or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is, as determined in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors; (iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice; and (iv) in the case of property other than securities or cash, the ''Fair Value'' thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

     (g) "Georgia-Pacific Group" shall mean, as of any date:

        (i) the interest of the Corporation or any of its subsidiaries on such date in all of the assets, liabilities and businesses of the Corporation or any of its subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed in accordance with this Article to the Timber Group;

        (ii) all properties and assets transferred to the Georgia-Pacific Group from the Timber Group pursuant to transactions in the ordinary course of business of both the Georgia-Pacific Group and the Timber Group or otherwise as the Board of Directors may have directed as permitted by this Article; and

        (iii) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside the ordinary course of business and attributed to the Georgia-Pacific Group, as determined by the Board of Directors as contemplated by paragraph E.(a)(i);

  provided that from and after any transfer of any assets or properties from the Georgia-Pacific Group to the Timber Group, the Georgia-Pacific Group shall no longer include such assets or properties so contributed or transferred.

     (h) "Georgia-Pacific Group Available Distribution Amount," on any date, shall mean any amount in excess of the minimum amount necessary for the Georgia-Pacific Group to be able to pay its debts as they become due in the usual course of business.

     (i) "Group" shall mean, as of any date, the Georgia-Pacific Group or the Timber Group, as the case may be.

     (j) "Market Capitalization" of any class or series of common stock on any date shall mean the product of (i) the Market Value of one share of such class or series of capital stock on such date and (ii) the number of shares of such class or series of capital stock outstanding on such date.

     (k) "Market Value" of a share of any class or series of capital stock of the Corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on The Nasdaq National Market on such Trading Day, the average of the closing bid and ask prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series as set forth in clause
  (ii) of the definition of Fair Value; provided that, for purposes of determining the Market Value of a share of any class or series of capital stock for any period, (i) the ''Market Value'' of a share of capital stock on any day prior to any ''ex-dividend'' date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.
     (l) "Market Value Ratio of the Converted Stock to the Consideration
  Stock" as of any date shall mean the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of a class of Common Stock (or another class or series of common stock of the Corporation, if so provided by paragraph D.(a) because such class of Common Stock is not then Publicly Traded) to be received by holders of shares of another class of Common Stock upon the conversion of all or a portion of such class of shares into such other class or series of shares (such class of Common Stock or another class or series of common stock to be received, the "Consideration Stock" and such class of Common Stock to be converted, the "Converted Stock") in accordance with paragraph D.(a), based on the ratio of the Market Value of a share of Converted Stock to the Market Value of a share of Consideration Stock as of such date, determined by the fraction the numerator of which shall be the sum of (A) four times the average Market Value of one share of Converted Stock over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of Converted Stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date,
  (C) two times the average Market Value of one share of Converted Stock over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of Converted Stock over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date, and the denominator of which shall be the sum of (A) four times the average Market Value of one share of Consideration Stock (or such other common stock) over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of Consideration Stock (or such other common stock) over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of Consideration Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of Consideration Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date.

     (m) "Net Proceeds" shall mean, as of any date with respect to any Disposition of any of the properties and assets attributed to the Georgia-Pacific Group or the Timber Group, as the case may be, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for, (A) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the other Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to paragraphs D.(a)(i)(1)(A) or (B), (B) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (C) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid distributions in respect of the Preferred Stock or the Junior Preferred Stock attributed to such Group. For purposes of this definition, any properties and assets attributed to the Group, the properties and assets of which are subject to such Disposition, remaining after such Disposition shall constitute "reasonable provision: for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

     (n) "Publicly Traded" with respect to any security shall mean that such security is (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or listed on The Nasdaq Stock Market (or any successor market system).

     (o) "Redemption Date" shall mean the date fixed by the Board of Directors as the effective date for a redemption of shares of either class of the Common Stock, as set forth in a notice to holders thereof required pursuant to paragraphs D.(d)(iii), (iv) or (vi).

     (p) "Related Business Transaction" means any Disposition of all or substantially all the properties and assets attributed to the Georgia-Pacific Group or the Timber Group, as the case may be, in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and
  (ii) is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition, as determined by the Board of Directors.

     (q) "Timber Group" shall mean, as of any date:

        (i) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the Timber Group;

        (ii) all properties and assets transferred to the Timber Group from the Georgia-Pacific Group pursuant to transactions in the ordinary course of business of the Georgia-Pacific Group and the Timber Group or otherwise as the Board of Directors may have directed as permitted by this Article; and

        (iii) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the Timber Group, as determined by the Board of Directors as contemplated by paragraph E.(a)(i);

  provided that from and after any transfer of any assets or properties from the Timber Group to the Georgia-Pacific Group, the Timber Group shall no longer include such assets or properties so contributed or transferred.

     (r) "Timber Group Available Distribution Amount," on any date, shall mean any amount in excess of the minimum amount necessary for the Timber Group to be able to pay its debts as they become due in the usual course of business.

     (s) "Trading Day" shall mean each weekday other than any day on which the relevant class of common stock of the Corporation is not traded on any national securities exchange or quoted on The Nasdaq National Market or in the over-the-counter market.

  G. Inconsistencies.   In the event of an inconsistency between the provisions
of this Article V and the provisions of Article IV relating to the Junior Preferred Stock, the provisions of Article IV shall control.


                                  ARTICLE VI.

  A. Notwithstanding any provision of the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be permissible in law), the following provisions of the Bylaws of the Corporation, as in effect on March 3, 1984, shall not be amended, modified or repealed by the shareholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with such provisions be adopted by the shareholders of the Corporation, except pursuant to the affirmative vote of at least seventy-five percent (75%) of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting as a class: Article I, Section 2; Article II, Section 1(A); Article II, Section 1(D);
Article II, Section 8; and Article II, Section 9.

  B. Notwithstanding that some lesser percentage may be permissible in law, no provision of Article IV of these Articles of Incorporation regarding Junior Preferred Stock of the Corporation and no provision of this Article VI shall be amended, modified or repealed by the shareholders of the Corporation, nor shall any provision of these Articles of Incorporation inconsistent with any such provision be adopted by the shareholders of the Corporation, except pursuant to the affirmative vote of at least seventy-five percent (75%) of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting as a class.


                                  ARTICLE VII.

  A. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability (i) for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation, (ii) for acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director received an improper personal benefit.

  B. Any repeal or modification of the provisions of this Article VII by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

  C. If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Georgia Business Corporation Code.

  D. In the event that any of the provisions of this Article VII (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.


                                 ARTICLE VIII.

  In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors and individual directors, in addition to considering the effects of any action on the Corporation and its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however that no constituency shall be deemed to have been given any right to consideration hereby.

  IN WITNESS WHEREOF, GEORGIA-PACIFIC CORPORATION has caused these Restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused its seal and the execution hereof to be attested, all by its duly authorized officers, this 16th day of December, 1997.

                                 GEORGIA-PACIFIC CORPORATION



                                 By:   /s/ James F. Kelley
                                     -------------------
                                   James F. Kelley
                                   Senior Vice President-Law and General
                                   Counsel

[CORPORATE SEAL]

Attest:

/s/ Kenneth F. Khoury
Kenneth F. Khoury
Vice President and Secretary